UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CHINA-BIOTICS, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount previously paid:

(2)	Form, Schedule or Registration statement no.:

(3)	Filing Party:

(4)	Date Filed:

5th Floor, Block 15-1, No. 999 Ningqiao Road
Jinqiao Export Processing Zone
Pudong, Shanghai 201206, People’s Republic of China

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on March 5, 2010

Dear Stockholders:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of China-Biotics, Inc., a Delaware corporation. China-Biotics is also referred to as “we,” “us,” and the “Company.” The meeting will be held on Friday, March 5, 2010, at 10:30 a.m. Shanghai time at our executive office located at 5th Floor, Block 15-1, No. 999 Ningqiao Road, Jinqiao Export Processing Zone, Pudong, Shanghai, People’s Republic of China.

The purpose of the Annual Meeting is to consider and vote upon each of the proposals outlined in the attached proxy statement, including the proposals to:

1.	elect four directors to serve until the 2010 Annual Meeting of Stockholders and until their respective successors are elected and qualified;
2.	consider and act upon a proposal to ratify the selection of BDO Limited as our independent auditors for the fiscal year ending March 31, 2010; and
3.	conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

Our board of directors recommends a vote “FOR” Items 1 and 2. The record date for the Annual Meeting is Friday, January 8, 2010. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof.

YOUR VOTE IS IMPORTANT!

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly submit your proxy by signing, dating, and returning the accompanying proxy card in the enclosed, prepaid, return envelope. If you decide to attend the Annual Meeting and you are a stockholder of record, you will be able to vote in person, even if you have previously submitted your proxy.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 5, 2010: The Notice of Annual Meeting of Stockholders, Proxy Statement, and the Annual Report on Form 10-K for the fiscal year ended March 31, 2009 are available on our website at http://www.chn-biotics.com.

By Order of the Board of Directors

Song Jinan
Chief Executive Officer

5th Floor, Block 15-1, No. 999 Ningqiao Road
Jinqiao Export Processing Zone
Pudong, Shanghai 201206, People’s Republic of China

PROXY STATEMENT
FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 5, 2010

QUESTIONS AND ANSWERS

Why Am I Receiving These Proxy Materials?

We sent you this proxy statement and the accompanying proxy card because the board of directors of China-Biotics, Inc. is soliciting your proxy to vote at its 2009 Annual Meeting of Stockholders. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. Should you choose to attend, you must be ready to present proof of your ownership of China-Biotics stock as of the record date, Friday, January 8, 2010, to attend the meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign, and return the accompanying proxy card.

We intend to mail this proxy statement and the accompanying proxy card on or about January 15, 2010, to all stockholders of record entitled to vote at the Annual Meeting.

Who Can Vote at the Annual Meeting?

Only stockholders of record at the close of business on January 8, 2010, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. At the close of business on the record date, there were 22,370,000 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on the record date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you vote your proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Agent

If at the close of business on the record date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank, or other agent. The broker, bank, or other agent holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. Should you choose to attend, you must be ready to present proof of your ownership of China-Biotics stock as of the record date, Friday, January 8, 2010, to attend the meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid legal proxy issued in your name from your broker, bank, or other agent.

What Am I Voting On?

You are being asked to vote on the election of four directors (Proposal 1) and to consider and act upon a proposal to ratify the selection of BDO Limited as our independent registered public accounting firm for the fiscal year ending March 31, 2010 (Proposal 2). When you vote your proxy, you appoint Mr. Song Jinan as your representative at the meeting. (When we refer to the “named proxy,” we are referring to Mr. Song.) This way, your shares will be voted even if you cannot attend the meeting.

How Do I Vote?

For any matter to be voted on, you may vote “FOR” or “AGAINST” or abstain from voting (for the election of directors, you may do this for any director nominee that you specify). The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive. Please be prepared to present proof of your ownership of China-Biotics stock as of January 8, 2010.
•	To vote using the proxy card, simply complete, sign, and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy or voting instruction form with these proxy materials from that organization rather than from us. You can vote by using the proxy or voting information form provided by your broker, bank, or other agent. To vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank, or other agent. Under a legal proxy, the bank, broker, or other agent confers all of its rights as a record holder (which may in turn have been passed on to it by the ultimate record holder) to grant proxies or to vote at the meeting. Follow the instructions from your broker, bank, or other agent included with these proxy materials, or contact your broker, bank or other agent to request a legal proxy. Please allow sufficient time to receive a legal proxy through the mail after your broker, bank, or other agent receives your request.

How Many Votes Do I Have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on January 8, 2010, the record date for the Annual Meeting.

What if I Return a Proxy Card but Do Not Make Specific Choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of all nominees for director and “FOR” the ratification of the selection of BDO Limited as our independent registered public accounting firm for the fiscal year ending March 31, 2010. If any other matter is properly presented at the meeting, the named proxy on your proxy card, as your proxy, will vote your shares using his discretion.

Who Is Paying for This Proxy Solicitation?

We will pay for the entire cost of soliciting proxies. In addition to mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

What Does it Mean if I Receive More Than One Proxy Card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I Change My Vote After Voting My Proxy?

Yes. You can revoke your proxy at any time before the applicable vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date;
•	You may send a written notice that you are revoking your proxy to our Corporate Secretary at 5th Floor, Block 15-1, No. 999 Ningqiao Road, Jinqiao Export Processing Zone, Pudong, Shanghai, People’s Republic of China; or

•	You may attend the Annual Meeting and vote in person (if you hold your shares beneficially through a broker, you must bring a legal proxy from the record holder in order to vote at the meeting).

If your shares are held by your broker, bank, or other agent, you should follow the instructions provided by them.

What Is the Quorum Requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares as of the close of business on the record date are represented by stockholders present at the meeting or by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other agent) or if you vote in person at the meeting. Generally, abstentions and broker non-votes (discussed below in “How Are Votes Counted?”) will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How Are Votes Counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “FOR,” “AGAINST” and “ABSTAIN” and broker non-votes (if applicable). Abstentions and broker non-votes (described below) will not be counted as votes cast for any proposal.

If your shares are held by your broker, bank, or other agent as your nominee (that is, in “street name”), you will need to obtain a voting instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank, or other agent to vote your shares. If you do not give instructions to your broker, bank, or other agent, they can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. When a broker votes a client’s shares on some, but not all, of the proposals at the Annual Meeting, the missing votes are referred to as “broker non-votes.” Broker non-votes will be included in determining the presence of a quorum at the Annual Meeting but are not considered “present” or a vote cast for purposes of voting on the non-discretionary items.

How Many Votes Are Needed to Approve Each Proposal?

Under Delaware corporation law and our Articles of Incorporation and our Bylaws, if a quorum exists, the approval of any corporate action taken at a stockholder meeting is based on votes cast. “Votes cast” means votes actually cast “FOR” or “AGAINST” a particular proposal, whether by proxy or in person. Abstentions and broker non-votes (discussed previously) are not considered “votes cast.” Each outstanding share entitled to vote with respect to the subject matter of an issue submitted to a meeting of the stockholders shall be entitled to one vote per share.

Election of Directors.  Assuming that a quorum of stockholders is present at the Annual Meeting, the four director nominees receiving the greatest number of votes shall be elected to the board of directors, even without receiving a majority of the votes cast. There is no cumulative voting for the election of directors.

Other Proposals.  For approval of the ratification of the selection of our independent registered public accounting firm for the fiscal year ending March 31, 2010 (Proposal 2), if the number of “FOR” votes exceeds the number of “AGAINST” votes, then Proposal 2 will be ratified.

If you abstain from voting on any of the proposals, or if a broker or bank indicates it does not have discretionary authority to vote on any particular proposal, the shares will be counted for the purpose of determining if a quorum is present, but will not be included in the vote totals as a vote cast with respect to the proposal in question. Furthermore, any abstention or broker non-vote (a broker non-vote is explained previously in “How Are Votes Counted?”) will have no effect on the proposals to be considered at the meeting since these actions do not represent votes cast by stockholders.

How Can I Find Out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K following the Annual Meeting.

PROPOSAL 1
ELECTION OF DIRECTORS

The Company currently has four directors. Directors are elected to hold office until their successors are elected and qualified, or until resignation or removal in the manner provided in our Bylaws. Four directors are nominees for election this year and each has consented to serve until the 2010 Annual Meeting.

Assuming that a quorum of stockholders is present at the Annual Meeting, the four director nominees receiving the greatest number of votes shall be elected to the board of directors, even without receiving a majority of the votes cast. There is no cumulative voting for the election of directors.

We invite and recommend all of our directors attend our 2009 Annual Meeting of Stockholders. The accompanying proxy will be voted in favor of the following persons to serve as directors unless the stockholder indicates to the contrary on the proxy. We expect that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that the proxy will be voted for the election of another nominee to be designated by the board to fill any such vacancy.

Nominees for Election to Terms Expiring in 2010

The following is biographical information as of January 8, 2010 for each nominee for director.

Name	Age	Position
Mr. Song Jinan	47	Chief Executive Officer and Chairman of the Board
Dr. Chin Ji Wei	52	Director
Dr. Du Wen Min	41	Director
Mr. Simon Yick	51	Director

Mr. Song Jinan, age 47, Chief Executive Officer, President, Director, Treasurer and Secretary since March 2006  — Mr. Song was one of the founders of Shanghai Shining Biotechnology Co. Ltd. (“Shining”) in 1999, and has been the principal executive officer of Shining since inception. Prior to founding Shining, Mr. Song served as the chief engineer of Sai Bao Bio-Chemical Manufacturing Corporation. Mr. Song received his Bachelor’s Degree in Polymers from the University of Hei Long Jiang and his Master’s degree in Politics and Economics from Habin Industrial University.

Dr. Chin Ji Wei, age 52, Director since January 2007 — Dr. Chin has over 20 years of academic experience as a lecturer and researcher in the field of horticulture, where he has been focused on the areas of efficient agriculture industry and food safety. Dr. Chin has served as a Vice Principal, professor, and lecturer at Northeast Agricultural University in China since 1999. From 1985 to 1995, Dr. Chin served as a Researcher at the Northeast Agricultural University and the Northeast Agricultural Institute. Dr. Chin has Bachelors, Masters, and Doctorate degrees, all from Northeast Agricultural University.

Dr. Du Wen Min, age 41, Director since January 2007 — Dr. Du has served as the Deputy Director in charge of the Centre for Adverse Drug Reactions in Shanghai since 2001. The Centre was established in June 2001 as a technology unit governed by The Shanghai Food and Drug Authority. Dr. Du has also served as the Vice Chairman of Evaluation of Pharmacology & Clinical Pharmacy in Shanghai, China, and the Vice Chairman at the Centre for the Study of Liver Disease in Shanghai, China since 2006. Dr. Du has Bachelors and Masters degrees from Shanxi Medical University and a Doctorate in Medicine from Fudan University.

Mr. Simon Yick, age 51, Director since January 2007 — Mr. Yick has over 25 years experience in corporate finance, direct investment and auditing. From March 2002 to January 2004, Mr. Yick worked as an Executive Director of Kingsway Capital Ltd. Mr. Yick has served as the managing director at Sinovest Capital Ltd., which makes direct investments, is involved with merger & acquisition activities, and operates a full service consultancy business for both Hong Kong and PRC enterprises, since 2004. His experience includes working for Ernst & Young in London and Hong Kong, in addition to holding senior positions at multiple U.S., Taiwan, and Hong Kong based investment banking firms in Hong Kong. In addition, he is currently a non-executive director and chairman of the audit committee for four Hong Kong listed companies and a member of both the Association of the Chartered Certified Accountants in UK and the Hong Kong Institute of Certified Public Accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE PREVIOUSLY NAMED IN THE PROXY STATEMENT.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

On May 26, 2006, we retained BDO Limited to serve as our principal independent accountant. BDO Limited acted as our independent accountants to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended March 31, 2009. A representative from BDO Limited is expected be at the meeting to answer any questions that may arise.

The affirmative vote of a majority of the shares represented at the meeting is required for the ratification of the selection and appointment by the board of directors of BDO Limited as the Company’s independent auditor for the fiscal year ending March 31, 2010.

If the stockholders do not ratify the selection of BDO Limited as our independent registered public accounting firm for the fiscal year ending March 31, 2010, our board of directors will evaluate what would be in the best interests of our company and our stockholders and consider whether to select a new independent registered public accounting firm for the current fiscal year or whether to wait until the completion of the audit for the current fiscal year before changing our independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF ITS SELECTION OF BDO LIMITED AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2010.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of the Board of Directors and Its Committees

As required under NASDAQ Stock Market listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors.

After review of all relevant transactions or relationships between each director, or any of his or her family members, and China-Biotics, our senior management and our independent auditors, our board of directors has affirmatively determined that all of our directors are independent directors within the meaning of the applicable NASDAQ listing standards, except for our Chief Executive Officer and Chairman, Mr. Song Jinan.

Certain Relationships and Related Transactions

On December 11, 2007, the Company entered into definitive agreements concerning the sale of a 4% Senior Convertible Promissory Note in the amount of $25,000,000 to Pope Investments II LLC in a private placement. In connection with the private placement, Mr. Song Jinan, the Company’s Chief Executive Officer, Chairman of the Board of Directors, and largest stockholder, entered into a Guaranty Agreement and a Pledge Agreement, pursuant to which Mr. Song agreed to guaranty the Company’s obligations under the Note and to secure such guaranty with a pledge of 4,000,000 shares of the Company’s common stock.

On January 21, 2009, and on May 19, 2009, Ms. Yan Li sold 250,000 shares and 250,000 shares, respectively, of our common stock in private sale transactions pursuant to purchase agreements among Ms. Yan, China-Biotics, and certain purchasers. Under the terms of each purchase agreements, China-Biotics agreed to use its reasonable best efforts to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement (or to include in an existing registration statement through the use of an amendment to such registration statement), including the prospectus, for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”) by the 30th day following the closing date covering the resale by the purchasers of the shares and naming the purchasers as selling stockholders. Ms. Yan is the spouse of Mr. Song, the Company’s Chief Executive Officer, Chairman of the Board of Directors, and largest stockholder and the sister of Ms. Yan Yihong, the Interim Chief Financial Officer. This transaction was reviewed by our audit committee and approved by a majority of our independent directors.

Policy and Procedures with Respect to Related Person Transactions

In May 2008, we established an audit committee of the board composed solely of directors who meet the independence requirements of the SEC, the American Stock Exchange, and NASDAQ. Any transaction we enter into in the future with any related party will be made on terms no less favorable to us than could have been obtained from unaffiliated third parties. In addition, the terms of any such transaction will be reviewed by our audit committee and approved by a majority of our independent directors.

Legal Proceedings

None of the nominees for director or our executive officers has been involved in the certain legal proceedings listed in Item 401 of Regulation S-K.

Information Regarding the Board of Directors and Its Committees

Our board of directors currently consists of four members: Mr. Song Jinan, Dr. Chin Ji Wei, Dr. Du Wen Min, and Mr. Simon Yick. Dr. Chin Ji Wei, Dr. Du Wen Min, and Mr. Simon Yick are independent directors under the independence definitions established by the SEC, the American Stock Exchange and NASDAQ.

Audit Committee.  On May 28, 2008, we established an audit committee of the board of directors. The members of the audit committee are Dr. Chin Ji Wei, Dr. Du Wen Min, and Mr. Simon Yick. Mr. Simon Yick serves as the chairperson of the audit committee. Our board of directors has determined that Mr. Simon Yick qualifies as an audit committee financial expert and is an independent director under the independence definitions established by the SEC, the American Stock Exchange, and NASDAQ.

As more fully described in its charter, the audit committee has responsibility for, among other things:

•	appointing, determining the funding for, and overseeing the independent registered public accounting firm;
•	assisting our board in monitoring the integrity of our financial statements and other SEC filings;
•	discussing with our management and our independent registered public accounting firm significant financial reporting issues and judgments and any major issues as to the adequacy of our internal controls;
•	reviewing our annual and quarterly financial statements prior to their filing with the SEC and prior to the release of our results of operations;
•	reviewing the independence, performance and qualifications of our independent registered public accounting firm and presenting its conclusions to our board and approving, subject to permitted exceptions, any non-audit services proposed to be performed by the independent registered public accounting firm; and
•	assisting the board of directors in its oversight responsibilities regarding the performance of the Company’s internal audit function.

Nominating Committee.  On May 28, 2008, we also established a nominating committee of the board of directors. The members of the nominating committee are Mr. Song Jinan, Dr. Chin Ji Wei, and Dr. Du Wen Min. Mr. Song serves as the chairperson of the nominating committee.

As more fully described in its charter, the nominating committee has the responsibility for, among other things:

•	recommending persons to be selected by the board as director nominees for the Annual Meeting of the Stockholders and from time to time to fill vacancies on the board;
•	assessing our directors' and our board's performance; and
•	making recommendations to the board regarding membership and chairs of the board’s committees.

Compensation Committee.  On May 28, 2008, we also established a compensation of the board of directors. The members of the compensation committee are Dr. Chin Ji Wei, Dr. Du Wen Min, and Mr. Simon Yick. Dr. Du Wen Min serves as the chairperson of the compensation committee.

The compensation committee has responsibility for, among other things:

•	reviewing and approving our Chief Executive Officer's compensation and making recommendations to the board with respect to compensation of other executive employees;

•	evaluating the CEO’s performance in light of corporate goals and objectives and setting the CEO’s compensation level based on that evaluation, as well as the short-term and long-term performance of the Company;
•	reviewing and recommending to the board for approval by a majority of the independent members of the board, the compensation of all executive officers other than the CEO, based on such factors as the disinterested members of the compensation committee may deem relevant;
•	administering our incentive compensation plans and equity-based plans and making recommendations to the board with respect to those plans; and
•	Producing an annual report on executive compensation for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations.

Chairperson	Member	Audit Committee Financial Expert

	Audit Committee	Nominating Committee	Compensation Committee
Mr. Song Jinan
Dr. Chin Ji Wei
Dr. Du Wen Min
Mr. Simon Yick

The charters of the three committees are posted on the Company's website and can be accessed free of charge at www.chn-biotics.com and are available in print to any stockholder who requests them.

Meetings of the Board of Directors and Board and Committee Member Attendance

Last year, our full board of directors met 6 times, the audit committee met 4 times, the compensation committee met 1 time, and the nominating committee met 1 time. During the last fiscal year, the board of directors and the committees acted by unanimous written consent from time to time when such consent was required. Each board member attended 75% or more of the aggregate number of meetings of the board, and of the committees on which he served, that were held during the period for which he was a director or committee member, respectively.

Stockholder Communications with the Board of Directors

Any stockholder or interested party who wishes to communicate with our board of directors or any specific directors may write to China-Biotics, Inc., Board of Directors, at 5th Floor, Block 1501, No. 999 Ningqiao Road, Jinqiao Export Processing Zone, Pudong, Shanghai 201206, People’s Republic of China.

The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the board or just certain specified individual directors. The Corporate Secretary will make copies of all such letters and circulate them to the appropriate director or directors. All such communications will be forwarded to the intended director(s) without editing or screening. If these foregoing procedures are modified, updated procedures will be posted on the Company’s corporate website at www.chn-biotics.com.

Code of Conduct and Ethics

Our board has adopted a code of conduct and ethics applicable to our directors, executive officers, including our chief financial officer and other of our senior financial officers, and employees, in accordance with applicable rules and regulations of the SEC and NASDAQ. Our code of conduct is posted on our website at www.chn-biotics.com.

Director Nomination Procedures

The nominations to the board of directors were completed by the Company’s nominating committee. The nominating committee has established qualification requirements, composition criteria, and the procedures for selecting new directors. In evaluating a candidate for director, the committee considers, in addition to the criteria contained in the Company’s corporate governance principles and policies, and such other criteria as the committee considers appropriate under the circumstances, whether a candidate possesses the integrity, judgment, knowledge, experience, skill, expertise, and viewpoints that are likely to enhance the board of director’s ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the board of director’s to fulfill their duties. The committee also takes into account, as applicable, the satisfaction of any independence requirements imposed by law, regulation, and the Company’s policies. When considering director nominees recommended by a stockholder, the committee may also consider the number of shares held by the recommending stockholder, the length of time that such shares have been held, and the relationship, if any, between the recommending stockholder and the proposed director nominee.

The nominations to the board of directors in our last fiscal year and through the date of this proxy statement were completed using procedures in accordance with the charter of the nominating committee, including the director qualifications, criteria and skills, as outlined in such charter. The nominating committee will consider qualified nominees recommended by stockholders who may submit recommendations to the nominating committee in care of our Chairman of the Board and Secretary at the following address:

Board of Directors and Chairman of the Board
c/o Corporate Secretary
5th Floor, Block 15-1, No. 999 Ningqiao Road, Jinqiao Export Processing Zone
Pudong, Shanghai 201206, People’s Republic of China

General Director Nomination Right of All Stockholders

Any stockholder of the Company may nominate one or more persons for election as a director of the Company at an Annual Meeting of Stockholders if the stockholder complies with the notice, information, and consent provisions contained in Article 3, Section 2 of the Company’s Bylaws. Specifically, these provisions require that written notice of a stockholder’s intent to make a nomination for the election of directors be received by the Secretary of the Company not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the prior year’s Annual Meeting of Stockholders, and that such notice include the following information:

•	As to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person(s) to be nominated; (ii) the principal occupation or employment of the person; (iii) the class or series of any number of shares of capital stock of the Company that are owned beneficially or of record by the person; and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder;
•	As to the stockholder giving the notice, (i) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series of any number of shares of capital stock of the Company that are owned beneficially or of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made; (iii) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such other stockholders, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee or any other person or persons, including their names; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notices; and (v) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

The Corporate Secretary will send a copy of the Company’s Bylaws to any interested stockholder who requests them.

Executive Officers

Mr. Song serves as Chief Executive Officer and Ms. Yan Yihong serves as Interim Chief Financial Officer of the Company. Ms. Yan Yihong is the sister-in-law of Mr. Song.

Ms. Yan Yihong — Ms. Yan Yihong, age 46, was appointed as the Interim Chief Financial Officer of the Company on October 21, 2009. Ms. Yan is also the Chief Administration Officer (assistant to the general manager) of Shining. Ms. Yan has served as a director of Shining since 1999. She was appointed as the Chief Administration Officer in 2004. During the past five years, Ms. Yan has been an employee of Shining in various capacities and has, among other things, participated in formulating the company’s development plans, implemented the company’s internal control procedures and represented the company in business negotiations with relevant government authorities and other external parties.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our compensation committee is responsible for advising and assisting the board in its responsibilities related to compensation of the Company’s executives, and ensuring that compensation plans are appropriate and competitive and properly reflect the objectives and performance of our management and the Company.

Our compensation program is designed to attract and retain employees and reward them for their efforts toward helping us achieve both long-term and short-term goals. Currently, compensation for our executive officers consists solely of base salary, which is set based on relevant factors, such as:

•	The short-term and long-term performance of the Company;
•	The performance of the executive officers in light of relevant corporate goals and objectives;
•	Executive compensation levels at comparable companies; and
•	The recommendations of our Chief Executive Officer.

Base salaries are reviewed annually and adjustments are made to reflect performance-based factors, such as the individual performance of the executive officer and the financial performance of the Company, as well as competitive conditions in the industry. The compensation committee has adopted a policy that it will use the Company’s financial performance for the prior fiscal year as a baseline to determine its executive officers’ future compensation, including any adjustments to their current salaries in the annual review process. Other specific performance goals and specific corporate goals and objectives that may be used to set executive compensation are currently under discussion by the compensation committee but have not yet been formally approved.

Other elements of compensation, such as options or other awards of equity-based compensation, are not currently a part of the Company’s compensation program. It is likely that the Company’s compensation committee will consider whether to include other forms of compensation, such as options or other equity-based compensation, to its executive officers as it continues to review the Company’s compensation program.

Prior to the formation of the compensation committee, the compensation of our executive officers (including the current compensation of Mr. Song, our Chief Executive Officer) was set by the board of directors based on review of compensation levels at comparable companies (such as American Oriental Bioengineering, Inc. and Shanghai Bright Dairy & Food) and on Company and individual performance. Mr. Song’s current compensation was considered and confirmed without adjustment by the compensation committee in May 2009. His salary will be subject to further review and adjustment by the compensation committee after the financial results for fiscal year 2010 are released.

Ms. Yan Yihong, our Interim Chief Financial Officer, receives a salary of $5,000.00 per month. Ms. Yan’s salary is the same as the current salary she receives as the Chief Administration Officer of Shining. She will not receive any additional compensation for her temporary role as Interim Chief Financial Officer.

The compensation of Mr. Lewis Fan, our former Chief Financial Officer, was approved by our compensation committee based on Mr. Fan’s salary history, his professional experience, his personal attributes and experience, an analysis of the compensation levels of U.S.-based chief financial officers of comparable companies and on the recommendation of our Chief Executive Officer. The two companies that were identified as comparable for purposes of setting Mr. Fan’s compensation were American Oriental Bioengineering, Inc. and Shanghai Bright Dairy & Food. American Oriental Bioengineering is a New York Stock Exchange listed, U.S.-based company focused on producing pharmaceutical and neutraceutical products for the Chinese market. Shanghai Bright Dairy & Food is a Shanghai Stock Exchange listed company that produces dairy products for the Chinese market. The compensation committee will seek to identify additional companies in the future that are considered comparable for the purposes of setting executive compensation.

Board Compensation

We have not paid any compensation to directors of China-Biotics for the fiscal years ended March 31, 2007, 2006, or 2005. The table below lists the compensation received by the independent directors of China-Biotics: for the fiscal year ended March 31, 2008 and 2009.

		Annual Compensation
Name of Independent Directors	Year	Salary(1)	Bonus	Other Annual Compensation
Dr. Chin Ji Wei	2009	$—	—	—
	2008	$5,722	—	—
Dr. Du Wen Min	2009	$—	—	—
	2008	$5,722	—	—
Mr. Simon Yick	2009	$30,968	—	—
	2008	$18,273	—	—

(1)	Dr. Chin Ji Wei and Dr. Du Wen Min were paid in RMB; the US dollar amounts were calculated using an exchange rate of RMB6.99 to US$1, the prevailing rate as of March 31, 2009. Mr. Simon Yick was paid in Hong Kong dollars; the US dollar amount was calculated using an exchange rate of HK$7.75 to US$1, the prevailing rate as of March 31, 2009.

Executive Officer Compensation

The table below lists the compensation received by Mr. Song Jinan, the Chief Executive Officer of China-Biotics, and Mr. Raymond Li and Mr. Lewis Fan, former Chief Financial Officers of China-Biotics, during the fiscal year ended March 31, 2009. Mr. Song Jinan and Ms. Yan Yihong, the Interim Chief Financial Officer, are currently the only executive officers of China-Biotics. No other officer of China-Biotics or Sinosmart Group Inc. (“SGI”) received compensation in excess of $100,000 for these years.

	Annual Compensation
Name and Principal Position(1)	Year	Salary (RMB)(2)	Bonus	Other Annual Compensation
Song Jinan, Chief Executive Officer, Treasurer and Secretary and Principal Executive Officer of SGI	2009	$129,586	—	—
	2008	$139,020	—	—
	2007	$90,032	—	—
Lewis Fan, Former Chief Financial Officer Raymond Li, Former Chief Financial Officer	2009	$10,000	—	—
	2009	$79,419	—	—
	2008	$76,923	—	—
	2007	$79,189	—	—

(1)	Mr. Song became our Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary as of March 22, 2006. He was the sole executive officer of China-Biotics prior to November 2006 and the principal executive officer of SGI for the periods indicated. On November 13, 2006, Mr. Song resigned from the office of Chief Financial Officer and appointed Mr. Raymond Li to serve as the Chief Financial Officer. Mr. Lewis Fan replaced Mr. Li as the Chief Financial Officer on March 6, 2009. On October 21, 2009, Mr. Fan resigned and was replaced by Ms. Yan Yihong as the Interim Chief Financial Officer.
(2)	Mr. Song and Mr. Li were paid in RMB. The US dollar amounts were calculated using an exchange rate of RMB6.99 to US$1, the prevailing rate as of March 31, 2009. Salaries includes social insurance contributions of US$6,553 (RMB45,809), US$24,549 (RMB171,600), and US$54,121 (RMB371,750) for Mr. Song for the years ended March 31, 2009, 2008 and 2007, respectively.

Equity Compensation Plans and Awards

We do not have any equity compensation plans. We have not granted any stock options or other equity awards since our inception.

Compensation Committee Interlocks and Insider Participation

Prior to establishing the Company’s compensation committee, our board of directors, as a whole, performed the functions delegated to the compensation committee. None of the members of our compensation committee has ever been one of our officers or employees. None of our executive officers currently serves, or has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Compensation Committee Report

The Compensation Committee Report is not to be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act or the Exchange Act.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the compensation committee recommended to the Company’s board of directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K for the period ended March 31, 2009 and in this proxy statement.

Compensation Committee

Dr. Chin Ji Wei
Dr. Du Wen Min
Mr. Simon Yick

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of January 8, 2010, including shares which the listed beneficial owner has the right to acquire within 60 days from such date from options, warrants, rights, conversion privileges or similar obligations, by:

•	each holder of more than 5% of our common stock;
•	each of our executive officers and directors; and
•	our executive officers and directors as a group.

Unless otherwise noted below, the addresses of each beneficial owner set forth below is 5th Floor, Black 15-1, No. 999 Ningqiao Road, Jinqiao Export Processing Zone, Pudong, Shanghai 201206, People’s Republic of China. The numbers and percentages are based on 22,370,000 shares of our common stock and a note convertible into 2,083,333 shares of our common stock (subject to adjustment for subdivision or combination of our stock and similar events) outstanding as of January 8, 2010.

Name of Beneficial Owner	Number of Shares of Common Stock Owned	Percent of Common Stock Owned
Song Jinan(1)	9,064,030	37.1%
Chin Ji Wei	0	0%
Du Wen Min	0	0%
Simon Yick(2)	221,000	0.9%
Raymond Li	0	0%
Lewis Fan	0	0%
Yan Yihong	503,370	2.1%
Pope Asset(3)	2,877,770	11.8%
Tai Kwok Leung, Alexander(4)	1,469,700	6.0%
Executive Officers and Directors (5 persons)	9,788,400	40.0%

(1)	Includes 3,979,993 shares held by Ms. Yan Li. Ms. Yan is the spouse of Mr. Song, a director and our President and Chief Executive Officer.
(2)	Mr. Yick and his spouse each own 50% of Master Talent Group Limited, which owns 221,000 shares of our common stock.
(3)	Based on a stockholder list provided by our transfer agent on January 8, 2010. The address for Pope Asset Management, LLC (“Pope Asset”) is 5100 Poplar Ave, Suite 512, Memphis, TN. Pope Asset is the investment advisor for Pope Investments, LLC (“Pope Investments”), Pope Investment II, LLC (“Pope Investments II”) and Halter/Pope USX China Fund (“Halter/Pope”). As of January 8, 2010, Pope Investments owned 657,500 shares of our common stock, Pope Investments II owned 100,000 shares of our common stock, and Halter/Pope owned 36,900 shares of our common stock. Pope Investments II also holds our 4% convertible promissory note, which is convertible into 2,083,333 shares of our common stock. William P. Wells is chief manager of Pope Asset. Mr. Wells may be deemed to beneficially own the shares reported as held by Pope Investments, Pope Investments II and Halter/Pope.
(4)	Tai Kwok Leung, Alexander, is the sole stockholder of Fascinating Gain Investments Limited and Charming Leader Group Limited, each of which holds 734,850 shares of our common stock. Mr. Tai may be deemed to beneficially own these shares. The address for Mr. Tai, Fascinating Gain Investments Limited and Charming Leader Group Limited is 8th Floor, No. 313 Lockhart Road, Wanchai, Hong Kong.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Mr. Lewis Fan became the Chief Financial Officer of the Company on March 6, 2009. On April 6, 2009, he filed his Initial Statement of Beneficial Ownership of Securities on Form 3, on which he reported that he owns no shares of the Company, on an untimely basis.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Set forth below is a summary of the fees we paid our principal auditor for professional services rendered for the years ended March 31, 2009 and 2008. All of the audit fees were approved by either the board of directors acting as the company's audit committee or, subsequent to May 2008, the company’s audit committee.

Audit Fees

The aggregate fees billed for professional services rendered by BDO Limited for the audit of our annual financial statements and review of financial statements for the fiscal years ended March 31, 2009 and 2008 were $322,130 and $163,100, respectively.

Audit-Related Fees

The aggregate fees billed for professional services rendered by BDO Limited for audit-related services for the fiscal years ended March 31, 2009 and 2008 were $22,130 and $1,330, respectively. The fees consist of services related to review and consents in connection with the filing of the Company’s registration statements.

Tax Fees

BDO Limited did not render any tax services to us for the fiscal years ended March 31, 2009 and 2008.

All Other Fees

BDO Limited did not render any other services to us for the fiscal years ended March 31, 2009 and 2008.

Policy on Audit Committee Pre-Approval of Audit and Audit-Related Services of Independent Auditors

Our audit committee pre-approves all audit and audit-related services provided by the independent auditors. On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the board of directors is requested. The audit committee reviews these requests and makes a recommendation to the board of directors. The board of directors then advises management whether it has approved the engagement of the independent auditors for specific projects.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee consists of three non-employee directors who are independent under the independence definitions established by the SEC, the American Stock Exchange, and NASDAQ. The audit committee represents and assists the board of directors in fulfilling its responsibility for oversight and evaluation of the quality and integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s registered public accounting firm, BDO Limited, and the performance of the Company’s internal controls.

The audit committee has reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended March 31, 2009 and management’s assessment of the effectiveness of the Company’s internal controls over financial reporting. The audit committee has also discussed with BDO Limited the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the audit committee has received from BDO Limited the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant its independence.

Based on our review and the discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009 for filing with the SEC.

Respectfully submitted,

Simon Yick, Chairman
Chin Ji Wei
Du Wen Min

PERFORMANCE GRAPH

The following chart compares the cumulative total stockholder return on the Company’s shares of common stock with the cumulative total stockholder return of (i) the NASDAQ Market index and (ii) a peer group index consisting of companies reporting under the Standard Industrial Classification Code 2833 (Medicinal Chemicals and Botanical Products). The chart compares the cumulative total stockholder return on a monthly basis, and the measurement period covered by this comparison starts from October 23, 2008, which is when the Company’s common shares were listed on the NASDAQ Global Market.

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG CHINA-BIOTICS, INC.,
NASDAQ MARKET INDEX AND SIC CODE INDEX

CUMULATIVE VALUE OF $100 INVESTMENT

	Period Ending
Company/Index/Market	10/23/2008	12/31/2008	3/31/2009	6/30/2009	9/30/2009	12/31/2009
China-Biotics, Inc.	100.00	82.42	73.98	93.99	139.25	134.64
Medicinal Chemicals and Botanical Products	100.00	98.32	95.30	114.41	132.33	141.48
NASDAQ Market Index	100.00	94.09	89.31	110.21	108.62	109.31

PROPOSALS OF STOCKHOLDERS

We expect to hold our next Annual Meeting on or about October 15, 2010. If you wish to submit a proposal for inclusion in the proxy materials for that meeting, you must send the proposal to our Corporate Secretary at the address below. The proposal must be received at our executive offices no later than July 19, 2010, to be considered for inclusion. Among other requirements set forth in the SEC’s proxy rules and our Bylaws, you must have continuously held at least $2,000 in market value or 1% of our outstanding stock for at least one year by the date of submitting the proposal, and you must continue to own such stock through the date of the meeting.

If you intend to nominate candidates for election as directors or present a proposal at the meeting without including it in our proxy materials, you must provide notice of such proposal to us no later than July 19, 2010 but not before June 17, 2010. Our Bylaws outline procedures for giving the required notice. If you would like a copy of the procedures contained in our Bylaws, please contact:

Corporate Secretary
No. 999 Ningqiao Road, Jinqiao Export Processing Zone
Pudong, Shanghai 201206
People’s Republic of China

OTHER MATTERS

Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Song Jinan
Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MARCH 5, 2010.

The Notice of Annual Meeting of Stockholders, Proxy Statement, and the Annual Report on Form 10-K for the fiscal year ended March 31, 2009 are available on our website at http://www.chn-biotics.com.

Subsequent to the filing of our Annual Report on Form 10-K, we filed Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2009, and September 30, 2009. Copies of these quarterly reports are available without charge upon written request to: Corporate Secretary, 5th Floor, Block 15-1, No. 999 Ningqiao Road, Jinqiao Export Processing Zone, Pudong, Shanghai 201206, People’s Republic of China.

5th Floor, Block 15-1, No. 999 Ningqiao Road
Jinqiao Export Processing Zone
Pudong, Shanghai 201206, People’s Republic of China

PROXY
2009 ANNUAL MEETING OF THE STOCKHOLDERS

This Proxy Is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Song Jinan (the “Proxy”), with full power of substitution, as proxy to vote the shares which the undersigned is entitled to vote at the 2009 Annual Meeting of the Company to be held at our executive office located at 5th Floor, Block 15-1, No. 999 Ningqiao Road, Jinqiao Export Processing Zone, Pudong, Shanghai, People’s Republic of China, on Friday, March 5, 2010 at 10:30 a.m. Shanghai time and at any adjournments thereof.

1. Election of Directors:	FOR all Nominees	WITHHOLD AUTHORITY for all Nominees	FOR all Nominees EXCEPT
	☐	☐	☐

Nominees:
(1) Mr. Song Jinan
(2) Dr. Chin Ji Wei
(3) Dr. Du Wen Min
(4) Mr. Simon Yick

2. Ratify the appointment of BDO Limited as the Company’s independent auditors for the fiscal year ending March 31, 2010	FOR ☐	WITHHOLD ☐

In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

[REVERSE]

This proxy when properly signed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES SET FORTH IN PROPOSAL 1, “FOR” ON PROPOSAL 2, AND IN THE DISCRETION OF THE PROXY AS TO ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE ANNUAL MEETING.

Signature

Signature, if held jointly

Dated: , 2010

IMPORTANT — PLEASE SIGN AND RETURN PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.